Filed pursuant to Rule 424(b)(2)
                                                              File No.333-130089


Pricing Supplement No. 65 dated June 15, 2007.
(To Prospectus dated April 12, 2006, and Prospectus Supplement dated April 12,
2006)
This Pricing Supplement consists of 3 pages.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2007-005

                      FLOATING RATE NOTES DUE JUNE 16, 2014

The description in this Pricing Supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the Notes and the Funding Agreements set forth in the accompanying Prospectus and Prospectus Supplement, to which reference is hereby made.


                        PROVISIONS RELATING TO THE NOTES

Principal Amount: $200,000,000.00                                  Type of Interest Rate:  [ ] Fixed  [X] Floating

Price to Public:  100%                                             If Fixed Rate Notes:  N/A
                                                                           Interest Rate:  N/A
Net Proceeds to Trust:  $199,882,000.00
                                                                   If Floating Rate Notes:
CUSIP Number:  41659EGB7                                                Initial Interest Rate: The Initial Interest
                                                                   Rate for the Notes offered by this Pricing
Agent's Discount: .059%                                            Supplement will be three month LIBOR plus 0.18%
                                                                   determined in accordance with the provisions of
Issuance Date:  June 22, 2007                                      this Pricing Supplement and the Prospectus
                                                                   Supplement on the second London Banking Day
Stated Maturity Date:  June 16, 2014                               immediately preceding the Issuance Date.

Initial Interest Payment Date:  September 15, 2007
                                                                   Base Rate:  [ ] CD Rate    [ ] Commercial Paper Rate
Interest Payment Dates:  Quarterly on the 15th day                             [ ] CMT Rate   [ ] Federal Funds Rate
of each March, June, September and December                                    [X] LIBOR      [ ] Treasury Rate
                                                                               [ ] Prime Rate [ ] Other (See Attached)
Specified Currency:  U.S. Dollars                                  If LIBOR:   [X] LIBOR Reuters Page: LIBOR01
                                                                               [ ] Libor Telerate Page
Regular Record Dates:  15 days prior to each                                    Designated LIBOR Currency:  U.S. Dollars
                       Interest Payment Date                       If CMT Rate, Telerate Page:   [ ] 7051      [ ] 7052
                                                                           If 7052:   [ ] Weekly Average     [ ] Monthly Average
Day Count Convention:  Actual/360                                          Designated CMT Maturity Index:

Computation of Interest:  As specified in the                      Interest Reset Dates:  Quarterly on the 15th day of each
Prospectus Supplement for the indicated base rate                  March, June, September and  December

Authorized Denominations: $1,000 integral amounts                  Initial Interest Reset Date: September 15, 2007

                                                                   Index Maturity:      Three Months



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


Optional Redemption:   Yes [ ]  No [X]                             Interest Rate Determination Dates: As specified in
    Optional Redemption Date:  N/A                                 the Prospectus Supplement for the indicated base
    Initial Redemption Percentage:  N/A                            rate
    Annual Percentage Reduction:  N/A
    Redemption may be:     [ ]  In whole only.                     Spread:                   +0.18%
                           [ ]  In whole or in part.               Spread Multiplier:        N/A
                                                                   Maximum Interest Rate:    None
Optional Repayment:  [ ] Yes [X] No                                Minimum Interest Rate:    None
     Optional Repayment Dates: N/A
                                                                   Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No. If yes:
Amortizing Note: [ ] Yes (See attached) [X] No                          Fixed Rate:  N/A
                                                                        Fixed Rate Commencement Date:   N/A
Discount Note:  [ ] Yes  [X] No  If Yes:
   Total Amount of Discount:  N/A                                  Inverse Floating Rate Note [ ] Yes [X] No. If yes,
   Yield to Maturity: N/A                                               Fixed Interest Rate:  N/A

Lead Managers:  UBS Securities LLC and                             Sinking Fund:  None
Lehman Brothers Inc.                                               Calculation Agent: The Bank of New York Trust Company, N.A.

                                                                   Exchange Rate Agent:  None

                                                                   Securities Exchange Listing:  None

                                                                   Additional Amounts to be Paid: [ ] Yes [X] No

                                                                   Special Tax Considerations: None
                                                                   Other Provisions Relating to the Notes: The Bank of
                                                                        New York Trust Company N.A. is the successor
                                                                        Indenture Trustee under Section 7.14 of the Indenture.




                                        INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:  Hartford Life Insurance               Type of Interest Rate: [ ] Fixed [X] Floating
                             Company                               If Fixed Rate Funding Agreement:    Interest Rate:  N/A

Funding Agreement:  FA-407005                                      If Floating Rate Funding Agreement: Initial
                                                                   Interest Rate: The Initial Interest Rate for the
Contract Payment:  $200,000,015.00                                 Funding Agreement offered by this Pricing
                                                                   Supplement will be three month LIBOR plus 0.18%,
Deposit Amount :  $199,882,015.00                                  determined in accordance with the provisions of
(if different from Contract Payment)                               this Pricing Supplement and the Prospectus
                                                                   Supplement on the second London Banking Day
Effective Date:  June 22, 2007                                     immediately preceding the Issuance Date.

Stated Maturity Date:  June 16, 2014                               Base Rate:  [ ] CD Rate     [ ] Commercial Paper Rate
                                                                               [ ] CMT Rate    [ ] Federal Funds Rate
Initial Interest Payment Date: September 15, 2007                              [X] LIBOR       [ ] Treasury Rate
                                                                               [ ] Prime Rate  [ ] Other (See Attached)
Interest Payment Dates:  Quarterly on the 15th of
each March, June, September  and December                          If LIBOR:  [X] LIBOR Reuters Page: LIBOR01
                                                                              [ ] Libor Telerate Page:
Specified Currency:  U.S. Dollars                                                 Designated LIBOR Currency:  U.S. Dollar.
                                                                   If CMT Rate, Telerate Page:  [ ] 7051   [ ] 7052
Day Count Convention:  Actual/360                                             If 7052:  [ ] Weekly Average  [ ] Monthly Average
                                                                                Designated CMT Maturity Index:
Computation of Interest:  As specified in the
     Prospectus  Supplement for the indicated                      Initial Interest Reset Date: September 15, 2007
     base rate





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


Optional Redemption:   Yes [ ] No [X]                              Interest Reset Dates: Quarterly on the 15th of
Optional Redemption Date:   N/A                                    each March, June, September and December
Initial Redemption Percentage:   N/A
Annual Percentage Reduction:    N/A                                Index Maturity:  Three months
Redemption may be:   [ ]  In whole only.
                     [ ]  In whole or in part.                     Interest Rate Determination Date: As specified in
Other Redemption Terms: N/A                                        the Prospectus Supplement for the indicated base rate

Optional Repayment: [ ] Yes [X] No                                 Spread:                   +0.18%
   Optional Repayment Dates:  N/A                                  Spread Multiplier:        N/A
                                                                   Maximum Interest Rate:    None
Additional Amounts to be Paid: [ ] Yes [X] No                      Minimum Interest Rate:    None
                                                                   Floating Rate/Fixed Rate Funding Agreement:  [ ] Yes  [X] No
Special Tax Considerations:  None                                     If yes:            Fixed Rate:   N/A
                                                                                         Fixed Rate Commencement Date:  N/A

Other Provisions Relating to the Funding Agreement:  None          Inverse Floating Rate Funding Agreement: [ ] Yes [X] No
                                                                      If yes:            Fixed Interest Rate:   N/A

                                                                   Amortizing Funding Agreement:   [ ] Yes  (See attached)
                                                                                                   [X] No

                                                                   Discount Funding Agreement:  [ ] Yes   [X] No. If yes:
                                                                        Total Amount of Discount: N/A
                                                                        Yield to Maturity:  N/A



                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of June 22, 2007, both the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:

                   Standard & Poor's:  AA-            Moody's: Aa3


It is anticipated that, as of June 22, 2007, the Notes will be rated by the indicated rating agencies as follows:

                   A.M. Best: aa-                     Fitch: AA

The ratings also extend to the Program under which the Notes are issued.

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